Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We have issued our report dated January 14, 2000, accompanying the financial statements of First Western Bank contained in the Registration Statement of UnionBanCal Corporation on Form S-4 (File No. 333-84560). We consent to the incorporation by reference of the aforementioned report in this Registration Statement of UnionBanCal Corporation on Form S-4.



/s/ GRANT THORNTON LLP
-------------------------
    Grant Thornton LLP


Los Angeles, California
May 8, 2002